Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Second Quarter 2015 Results

Wakefield, MA—July 28, 2015—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT: FSP), a real estate investment trust (REIT), announced today Funds From Operations (FFO) of $27.2 million or $0.27 per share for the second quarter ended June 30, 2015; and net income of $3.9 million or $0.04 per share for the second quarter ended June 30, 2015.

The Company evaluates its performance based on FFO, Net Income and EPS and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

	Three Months Ended June 30,			Six Months Ended June 30,
(in 000's except per share data)	2015	2014	Increase (Decrease)	2015	2014	Increase (Decrease)

Net Income	$3,903	$3,713	$190	$16,436	$7,286	$9,150

FFO	$27,188	$28,254	$(1,066)	$52,860	$57,033	$(4,173)
Per Share Data:
EPS	$0.04	$0.04	$0.00	$0.16	$0.07	$0.09
FFO	$0.27	$0.28	$(0.01)	$0.53	$0.57	$(0.04)

Weighted average
shares (diluted)	100,187	100,187	—	100,187	100,187	—

Comparing results for the second quarter of 2015 to the same period in 2014, FFO decreased $1.1 million or $0.01 per share to $27.2 million or $0.27 per share in 2015. The FFO decrease was primarily from lower property income as a result of asset sales, loan repayments achieved in the last twelve months and lower occupancy, which was partially offset by the acquisition of a property on April 8, 2015. We recorded a $0.9 million gain on the sale of a property in the second quarter of 2015. Net Income and EPS was $3.9 million or $0.04 per share for the second quarter of 2015 compared to a net income of $3.7 million or $0.04 per share for the second quarter of 2014.

Comparing results for the six months ended June 30, 2015 to the same period in 2014, FFO decreased $4.2 million or $0.04 per share to $52.9 million or $0.53 per share. The FFO decrease was primarily from lower property income as a result of asset sales and loan repayments achieved in the last twelve months and from lower occupancy, which was partially offset by the acquisition of a property on April 8, 2015. We recorded a $11.4 million gain on the sale of three properties during the six months ended June 30, 2015. Net Income and EPS was $16.4 million or $0.16 per share for the six months ended June 30, 2015 compared to net income of $7.3 million or $0.07 per share for the six months ended June 30, 2014.

George J. Carter, President and CEO, commented as follows:

“For the second quarter of 2015, FSP’s profits as represented by FFO totaled approximately $27.2 million, or $0.27 per share. Our directly owned real estate portfolio of 36 properties totaling approximately 9.6 million square feet was 90.6% leased as of June 30, 2015. We are updating our full-year 2015 FFO guidance to the range of $1.04 to $1.08 per share.

During the first half of 2015, we continued to lease vacant space, totaling approximately 547,000 square feet, in our property portfolio. The largest lease completed occurred on June 30, 2015 at our “Timberlake” property in Chesterfield, Missouri for approximately 117,618 square feet to Centene Management Company, LLC. The lease is guaranteed by Centene Corporation. This lease brings the entire three building Timberlake office complex to the 77.2% leased level. However, our overall portfolio leased percentage remained relatively unchanged at approximately 90.6%, primarily because of our $78 million purchase during the quarter of the 442,130 square foot “Two Ravinia” office property in Atlanta, Georgia, which is an approximately 80% leased value-add opportunity. Also, on May 13, 2015, we completed the disposition of a property known as Park Seneca, a 109,699 square foot suburban office property located in Charlotte, North Carolina, for $8.2 million. A total gain of $0.9 million was realized as a result of the sale. Park Seneca had been owned by FSP or an FSP affiliate since 1997.

We continue to actively pursue further potential dispositions of other suburban office assets that we believe are no longer core to our long-term strategy of acquiring larger, multi-tenant, urban in-fill, CBD or town-center office properties. We believe selective acquisitions, such as Two Ravinia located in the Central Perimeter submarket of Atlanta, could provide shareholders with better risk/reward adjusted returns over an extended slow growth period in the U.S. business cycle. Potential target acquisition opportunities are primarily being pursued in our five core markets of Atlanta, Dallas, Denver, Houston and Minneapolis. Along with our existing property portfolio’s ongoing leasing activity, we believe the results, size, timing and execution of our current capital recycling efforts could meaningfully affect value creation and results for full year 2015 and beyond.

We remain very positive about our prospects and opportunities.”

Dividend Update

On July 10, 2015, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended June 30, 2015 of $0.19 per share of common stock that will be paid on August 13, 2015 to stockholders of record on July 24, 2015.

FFO Guidance

Our full year FFO guidance for 2015 has been updated to be in the range of $1.04 to $1.08 per diluted share. This guidance (a) excludes the impact of future acquisitions, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and G&A expenses; and (c) reflects our current expectations of economic conditions. We will update guidance quarterly in our earnings releases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of June 30, 2015. The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

Funds From Operations (FFO)

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule H. Management believes FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. Management also believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2015	2014	2015	2014

Net income	$3,903	$3,713	$16,436	$7,286
Gain on sale of assets, less applicable income tax	(948)	—	(11,410)	—
GAAP loss from non-consolidated REITs	38	552	360	1,036
FFO from non-consolidated REITs	885	351	1,486	770
Depreciation & amortization	23,168	23,638	45,846	47,927
NAREIT FFO	27,046	28,254	52,718	57,019
Acquisition costs of new properties	142	—	142	14
Funds From Operations (FFO)	$27,188	$28,254	$52,860	$57,033

Per Share Data
EPS	$0.04	$0.04	$0.16	$0.07
FFO	$0.27	$0.28	$0.53	$0.57

Weighted average shares (basic and diluted)	100,187	100,187	100,187	100,187

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for July 29, 2015 at 10:00 a.m. (ET) to discuss the second quarter 2015 results. To access the call, please dial 1-877-507-4376. Internationally, the call may be accessed by dialing 1-412-317-6014. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S. FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis. FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO)	H

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share amounts)	2015	2014	2015	2014

Revenue:
Rental	$58,801	$60,994	$117,814	$122,591
Related party revenue:
Management fees and interest income from loans	1,412	1,671	2,885	3,314
Other	20	76	41	99
Total revenue	60,233	62,741	120,740	126,004

Expenses:
Real estate operating expenses	14,644	14,995	30,000	30,066
Real estate taxes and insurance	9,469	9,763	19,517	19,014
Depreciation and amortization	23,207	23,563	45,879	47,863
Selling, general and administrative	3,401	3,148	7,092	6,420
Interest	6,365	6,891	12,552	14,067

Total expenses	57,086	58,360	115,040	117,430

Income before interest income, equity in losses of non-consolidated REITs and taxes	3,147	4,381	5,700	8,574
Interest income	—	1	1	2
Equity in losses of non-consolidated REITs	(38)	(552)	(360)	(1,036)
Gain on sale of properties, less applicable income tax	948	—	11,410	—

Income before taxes on income	4,057	3,830	16,751	7,540
Taxes on income	154	117	315	254

Net income	$3,903	$3,713	$16,436	$7,286

Weighted average number of shares outstanding,
basic and diluted	100,187	100,187	100,187	100,187

Earnings per share, basic and diluted:
Net income per share, basic and diluted	$0.04	$0.04	$0.16	$0.07

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2015	2014
Assets:
Real estate assets:
Land	$180,271	$183,930
Buildings and improvements	1,636,444	1,604,984
Fixtures and equipment	1,800	1,677
	1,818,515	1,790,591
Less accumulated depreciation	279,172	266,284
Real estate assets, net	1,539,343	1,524,307
Acquired real estate leases, less accumulated amortization of $110,884 and $101,838, respectively	126,926	138,714
Investment in non-consolidated REITs	78,164	78,611
Cash and cash equivalents	15,841	7,519
Restricted cash	48	742
Tenant rent receivables, less allowance for doubtful accounts of $250 and $325, respectively	2,886	4,733
Straight-line rent receivable, less allowance for doubtful accounts of $50 and $162, respectively	46,168	47,021
Prepaid expenses and other assets	9,096	10,292
Related party mortgage loan receivables	93,641	93,641
Other assets: derivative asset	918	3,020
Office computers and furniture, net of accumulated depreciation of $1,183 and $1,036, respectively	562	609
Deferred leasing commissions, net of accumulated amortization of $18,386 and $16,944, respectively	26,508	27,181
Total assets	$1,940,101	$1,936,390

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$300,000	$268,000
Term loans payable	620,000	620,000
Accounts payable and accrued expenses	39,199	42,561
Accrued compensation	2,327	3,758
Tenant security deposits	4,315	4,248
Other liabilities: derivative liability	7,632	7,268
Acquired unfavorable real estate leases, less accumulated amortization of $9,779 and $8,687, respectively	11,082	10,908
Total liabilities	984,555	956,743

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 100,187,405 and 100,187,405 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,273,556	1,273,556
Accumulated other comprehensive loss	(6,714)	(4,248)
Accumulated distributions in excess of accumulated earnings	(311,306)	(289,671)
Total stockholders’ equity	955,546	979,647
Total liabilities and stockholders’ equity	$1,940,101	$1,936,390

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income	$16,436	$7,286
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	46,913	48,854
Amortization of above market lease	(32)	63
Equity in losses of non-consolidated REITs	360	1,036
Gain on sale of properties, less applicable income tax	(11,410)	—
Increase (decrease) in allowance for doubtful accounts	(75)	125
Changes in operating assets and liabilities:
Restricted cash	694	(85)
Tenant rent receivables	1,922	2,110
Straight-line rents	(643)	(3,323)
Lease acquisition costs	(231)	(437)
Prepaid expenses and other assets	196	503
Accounts payable, accrued expenses and other items	(4,306)	(8,405)
Accrued compensation	(1,431)	(933)
Tenant security deposits	66	232
Payment of deferred leasing commissions	(2,737)	(3,908)
Net cash provided by operating activities	45,722	43,118
Cash flows from investing activities:
Property acquisitions	(66,104)	—
Acquired real estate leases	(10,604)	—
Property improvements, fixtures and equipment	(10,333)	(7,578)
Distributions in excess of earnings from non-consolidated REITs	54	54
Repayment of related party mortgage loan receivable	—	13,880
Investment in related party mortgage loan receivable	—	(2,570)
Proceeds received on sales of real estate assets	55,659	—
Net cash provided by (used in) investing activities	(31,328)	3,786
Cash flows from financing activities:
Distributions to stockholders	(38,072)	(38,072)
Borrowings under bank note payable	95,000	10,000
Repayments of bank note payable	(63,000)	(20,000)
Net cash used in financing activities	(6,072)	(48,072)
Net increase in cash and cash equivalents	8,322	(1,168)
Cash and cash equivalents, beginning of year	7,519	19,623
Cash and cash equivalents, end of period	$15,841	$18,455

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2015	218,762	2.3%
2016	1,084,573	11.3%
2017	1,122,704	11.6%
2018	956,527	9.9%
2019	1,485,457	15.4%
Thereafter (2)	4,771,717	49.5%
	9,639,740	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 902,447 square feet of current vacancies.

(dollars & square feet in 000's)	As of June 30, 2015
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	9	$370,346	24.1%	2,418	25.1%
Colorado	5	433,687	28.2%	2,010	20.8%
Georgia	4	286,384	18.6%	1,838	19.1%
Virginia	4	95,585	6.2%	685	7.1%
Minnesota	1	29,852	1.9%	475	4.9%
Missouri	3	61,107	4.0%	478	4.9%
North Carolina	2	55,953	3.6%	322	3.4%
Illinois	2	45,371	2.9%	372	3.9%
Maryland	1	52,023	3.4%	325	3.4%
Florida	1	42,461	2.8%	213	2.2%
Indiana	1	32,193	2.1%	205	2.1%
California	2	20,671	1.3%	182	1.9%
Washington	1	13,710	0.9%	117	1.2%
	36	$1,539,343	100.0%	9,640	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures
Owned Portfolio

(in thousands)	For the Three Months Ended		For the Six Months Ended
	31-Mar-15	30-Jun-15	30-Jun-15

Tenant improvements	$2,936	$3,420	$6,356
Deferred leasing costs	830	1,539	2,369
Non-investment capex	643	1,418	2,061
	$4,409	$6,377	$10,786

	For the Three Months Ended:				Year ended
	31-Mar-14	30-Jun-14	30-Sep-14	31-Dec-14	31-Dec-14

Tenant improvements	$1,132	$1,837	$2,612	$4,244	$9,825
Deferred leasing costs	1,080	2,786	577	1,405	5,848
Non-investment capex	364	1,621	700	851	3,536
	$2,576	$6,244	$3,889	$6,500	$19,209

Square foot & leased percentages	June 30,	December 31,
	2015	2014

Owned portfolio of commercial real estate
Number of properties	36	38
Square feet	9,639,740	9,580,057
Leased percentage	90.6%	92.8%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,396,071	1,395,780
Leased percentage	69.7%	71.3%

Single Asset REITs (SARs) managed
Number of properties	7	8
Square feet	1,487,026	1,897,801
Leased percentage	73.5%	84.7%

Total owned, investments & managed properties
Number of properties	45	48
Square feet	12,522,837	12,873,638
Leased percentage	86.3%	89.3%

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Jun-15	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	861,000	59.0%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	86.9%	27.0%
			1,396,071	69.7%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					First		Second
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Mar-15	Leased (2)	30-Jun-15	Leased (2)

1	PARK SENECA	Charlotte, NC	-	91.9%	90.4%	Sold May 13, 2015
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
4	MEADOW POINT	Chantilly, VA	138,537	92.6%	92.6%	100.0%	100.0%
5	TIMBERLAKE	Chesterfield, MO	234,023	43.8%	43.8%	93.8%	60.4%
6	FEDERAL WAY	Federal Way, WA	117,010	57.1%	57.1%	58.9%	58.9%
7	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
8	TIMBERLAKE EAST	Chesterfield, MO	116,197	43.1%	35.8%	43.7%	43.5%
9	PARK TEN	Houston, TX	157,460	63.1%	63.1%	63.1%	63.1%
10	MONTAGUE	San Jose, CA	145,951	81.1%	81.1%	81.1%	81.1%
11	ADDISON	Addison, TX	289,974	86.2%	88.5%	91.6%	88.6%
12	COLLINS CROSSING	Richardson, TX	300,472	99.5%	99.5%	100.0%	99.7%
13	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
14	RIVER CROSSING	Indianapolis, IN	205,059	100.0%	100.0%	90.6%	93.7%
15	LIBERTY PLAZA	Addison, TX	218,934	90.7%	90.5%	84.2%	86.3%
16	INNSBROOK	Glen Allen, VA	298,456	99.9%	99.9%	99.9%	99.9%
17	380 INTERLOCKEN	Broomfield, CO	240,185	95.8%	95.8%	97.1%	96.7%
18	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
19	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
20	ONE OVERTON PARK	Atlanta, GA	387,267	84.4%	84.4%	84.5%	83.8%
21	390 INTERLOCKEN	Broomfield, CO	241,516	72.3%	72.3%	72.3%	72.3%
22	EAST BALTIMORE	Baltimore, MD	325,445	81.3%	81.3%	81.3%	81.3%
23	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
24	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
25	LOUDOUN TECH	Dulles, VA	136,658	92.0%	92.0%	92.0%	92.0%
26	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
27	121 SOUTH EIGHTH ST	Minneapolis, MN	475,012	90.2%	90.6%	90.2%	90.2%
28	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
29	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
30	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
31	909 DAVIS	Evanston, IL	195,245	97.9%	97.9%	100.0%	99.7%
32	ONE RAVINIA DRIVE	Atlanta, GA	386,603	95.2%	95.2%	95.2%	95.2%
33	TWO RAVINIA	Atlanta, GA	442,130	Purchased April 8, 2015		77.5%	77.5%
34	WESTCHASE I & II	Houston, TX	629,025	97.1%	97.1%	95.9%	95.9%
35	1999 BROADWAY	Denver, CO	676,379	87.7%	88.0%	86.2%	86.7%
36	999 PEACHTREE	Atlanta, GA	621,946	98.2%	97.8%	95.1%	96.0%
37	1001 17th STREET	Denver, CO	655,420	86.1%	85.7%	86.3%	86.5%
	TOTAL WEIGHTED AVERAGE (3)		9,639,740	90.4%	90.4%	90.6%	89.9%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.
(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3) Average lease totals include assets sold during the year.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of June 30, 2015
				% of
		Tenant	Sq Ft	Portfolio
1	TCF National Bank		263,111	3.0%
2	Quintiles Transnational Corp		259,531	3.0%
3	CITGO Petroleum Corporation		248,399	2.8%
4	Newfield Exploration Company		234,495	2.7%
5	US Government (a)		223,433	2.6%
6	Sutherland Asbill Brennan LLP		222,422	2.5%
7	Burger King Corporation		212,619	2.4%
8	Denbury Onshore, LLC (b)		202,600	2.3%
9	SunTrust Bank (c)		182,888	2.1%
10	Citicorp Credit Services, Inc		176,848	2.0%
11	T-Mobile South, LLC dba T-Mobile		151,792	1.7%
12	Houghton Mifflin Harcourt Publishing Company		150,050	1.7%
13	Petrobras America, Inc.		144,813	1.7%
14	Murphy Exploration & Production Company		144,677	1.7%
15	Argo Data Resource Corporation		140,246	1.6%
16	Monsanto Company		127,778	1.5%
17	Federal National Mortgage Association		123,144	1.4%
18	Vail Corp d/b/a Vail Resorts (d)		122,232	1.4%
19	Kaiser Foundation Health Plan		120,979	1.4%
20	Centene Management Company, LLC (e)		117,618	1.3%
	Total		3,569,675	40.9%

(a)	Includes 180,444 and 27,398 square feet which expire in 2018 & 2017, respectively. The remaining 15,591 square feet expire between 2016 - 2020.
(b)	Includes 102,600 square feet which expire 7/31/16 and 100,000 square feet that expires 7/31/19.
(c)	Includes 55,388 square feet which expires October 31, 2016. The remaining 127,500 square feet expires September 30, 2021.
(d)	Includes 38,293 square feet which expires March 31, 2019. The remaining 83,939 square feet expires March 31, 2023.
(e)	The lease was executed June 30, 2015 and rent has not commenced.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Definition of Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.